Exhibit 10(q)

          SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

      THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of June 3, 2003, among CULP, INC. (the "Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and as a Bank (the "Agent");

                             W I T N E S S E T H:

      WHEREAS, the Borrower and the Agent executed and delivered that certain Amended and Restated Credit Agreement, dated as of August 23, 2002 ( as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"); and

      WHEREAS, the Borrower has requested, and the Agent has agreed to, certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

      NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower and the Agent hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2. Amendment to Credit Agreement. Section 5.21 of the Credit Agreement is amended and restated in its entirety as set forth below:

            Debt/EBITDA Ratio. Commencing with the results for the fourth Fiscal Quarter of 2003 and for each Fiscal Quarter thereafter, at the end of each Fiscal Quarter the Debt/EBITDA Ratio shall be less than
      2.75 to 1.00.

3. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof, except to the extent that any representation or warranty related to an earlier specified date, and with specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith.

4. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

5. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

7. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

8. No Default. To induce the Agent to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Bank under the Credit Agreement.

9. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

10. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

11.   Conditions Precedent.  This Amendment shall become effective only upon
(a) the execution and delivery of this Amendment by each of the parties hereto and (b) the receipt by the Agent of Borrower's payment of an amendment fee of $7,500.

      IN WITNESS WHEREOF, the Borrower and the Agent have caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                    CULP, INC., as Borrower


                                    By:  ----------------------------  (SEAL)
                                          Title:



                                    WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                    Agent and as a Bank


                                    By:  ----------------------------  (SEAL)
                                          Title: